Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2009 RESULTS
•	FFO $0.38 Per Share/Unit Including $0.10 of Restructuring Charges

•	General and Administrative Expenses Down 57%

•	Solid Tenant Retention of 69%; Rental Rates Up 0.7%

•	Asset Sales Totaled $19.9 Million; Additional $12.6 Million of Sales Completed Second Quarter To Date

•	Progressing on Plan to Refinance June 2009 Debt Maturity; $119 Million Due After Repurchase of $6 Million of Notes Since the End of the First Quarter
CHICAGO, April 30, 2009 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for the quarter ended March 31, 2009. Diluted net income (loss) available to common stockholders per share (EPS) was $(0.35), down from $1.10 in first quarter 2008. First quarter funds from operations (FFO) was $0.38 per share/unit on a diluted basis, down from $0.44 per share/unit a year ago.
First quarter FFO included charges of approximately $5 million, or $0.10 per share/unit, related to the Company’s previously announced cost reduction and restructuring plan ($0.04 cash, $0.06 non-cash). Due to the timing of certain related expenses, the Company expects to record a total of approximately $1 million of additional restructuring charges in subsequent quarters. The estimated total charges of $6 million for 2009 are consistent with the Company’s prior announcement. Excluding the restructuring charge, FFO per share/unit in the first quarter was $0.48. Results for the year ago period have been adjusted due to the adoption of FAS 141, APB 14-1, and EITF 03-06-1. The net effect of these adjustments on first quarter 2008 results was a reduction of $0.03 in net income and a $0.02 reduction in FFO. Please see footnote (a) of this press release for additional details.
“We are pleased with our first quarter results, which reflect our focus on leasing and our efforts to manage expenses throughout the organization,” said Bruce W. Duncan, president and CEO. “These disciplines are central to our strategy to navigate through the challenging economic, industry and financing environment in the near-term, and position the Company for future opportunities.”
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First Quarter Portfolio Performance for On Balance Sheet Properties
•	Retained tenants in 69% of square footage up for renewal

•	Occupancy was 86.0% for the in-service portfolio under the definition adopted beginning this quarter as previously announced, down from 88.1% in fourth quarter 2008 on a comparable basis

•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 0.2%. Including lease termination fees, same property NOI declined 3.4%

•	Rental rates increased 0.7%; leasing costs were $2.18 per square foot
Financial Position (Balance Sheet Information)
•	In negotiations to obtain secured debt to refinance June 2009 debt maturity

•	Repurchased $6 million of the June 2009 maturity since the end of the first quarter

•	Less than $25 million of debt maturing through the end of 2010, excluding the June maturity

•	Fixed-charge coverage was 1.7 times and interest coverage was 2.0 times for the quarter

•	96% of real estate assets are unencumbered by mortgages

•	7.0 years weighted average maturity of permanent debt

•	79% of total debt is fixed rate
“Our June debt maturity remains our top priority, and we are progressing in our negotiations with several lenders to obtain secured debt to refinance the remaining $119 million,” said Scott Musil, acting chief financial officer. “Our diversified portfolio is largely unencumbered, providing us with a range of assets to meet lenders’ criteria and execute our near-term capital plan.”
Asset Sales and Investments
Balance Sheet
•	Sold three facilities totaling 382,000 s.f. at a weighted average cap rate of 8.8% and one land parcel for a total of $19.9 million

•	Since the end of the first quarter, sold two properties totaling 627,000 s.f. at a weighted average cap rate of 9.3% for a total of $12.6 million

•	Placed seven developments in-service totaling $117.6 million with a weighted average expected cap rate of 8.1%

•	Completed the acquisition of four acres of land adjacent to a current development in Nashville totaling $0.2 million
Joint Ventures
•	Placed two developments in-service totaling $20.8 million with a weighted in-place cap rate of 8.5%

•	Closed a previously committed land acquisition in the Inland Empire for $0.9 million
“In this capital constrained environment, we will remain judicious in our joint venture capital deployment and have no plans to pursue new acquisitions for our balance sheet in 2009,” added Mr. Duncan. “Longer-term, we believe the industrial market will present opportunities that we can capitalize on through our broad operating platform.”
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Common Dividend Policy
As announced in March, First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. If required to pay common stock dividends in 2009, depending on its taxable income, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
Outlook
Mr. Duncan stated, “The impact of the current recession continues to affect businesses throughout North America, and we expect industrial real estate fundamentals to remain challenging throughout the year. To achieve our 2009 plan, our team is squarely focused on leasing our space, managing expenses, and completing our secured debt refinancing.”

	Low End of	High End of
	Guidance for 2009	Guidance for 2009
	(Per share/unit)	(Per share/unit)
Net Loss Available to Common Stockholders	$(2.03)	$(1.93)
Add: Real Estate Depreciation/Amortization	3.35	3.35
Gain from Sale of Depreciated Properties in 1Q09	(0.09)	(0.09)

FFO (NAREIT Definition)	$1.23	$1.33

FFO Excluding Restructuring Charges	$1.35	$1.45

The following assumptions were used:
•	Average in-service occupancy for 2009 of 82% to 84%

•	Same-store NOI of -3% to -5%

•	JV FFO of $10 million to $12 million

•	General and administrative expense of approximately $39 million to $40 million

•	Restructuring charges of $6 million ($3 million cash, $3 million non-cash), as discussed above

•	The Company plans to sell properties in 2009, dependent upon market conditions. Due to the volatility in the transaction markets, we are not providing specific sales volume guidance. The Company is targeting future sales of previously depreciated assets, the impact of which is not included in FFO under the NAREIT definition. The impact of future sales is also excluded from our EPS guidance above.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of the United States and Canada, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
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FFO Definition
As announced last year, First Industrial has adopted the NAREIT definition of FFO to provide the investment community with a more comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in the United States and Canada, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types – bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own, manage and have under development 97 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to, changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), our ability to qualify and maintain our status as a real estate investment trust, availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties, interest rate levels, our ability to maintain our current credit agency ratings, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, difficulties in consummating acquisitions and dispositions, risks related to our investments in properties through joint ventures, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations) and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. CDT, 11:00 a.m. EDT, on Friday, May 1, 2009. The conference may be accessed by dialing (888) 823-7459 and the passcode is “First Industrial”. The conference call will also be webcast live on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab. The replay will also be available on the website.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.
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Contact:	Art Harmon
Director, Investor Relations and Corporate Communications (312) 344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended
		As Adjusted (a)
	March 31,	March 31,
	2009	2008
Statement of Operations and Other Data:
Total Revenues (b)	$113,092	$113,163

Property Expenses	(33,613)	(32,034)
General & Administrative Expense	(10,109)	(23,356)
Restructuring Costs	(4,744)	—
Depreciation of Corporate F,F&E	(597)	(461)
Depreciation and Amortization of Real Estate	(38,620)	(36,215)
Construction Expenses (b)	(17,883)	(22,301)

Total Expenses	(105,566)	(114,367)

Interest Income	561	644
Interest Expense	(28,098)	(29,251)
Amortization of Deferred Financing Costs	(708)	(713)
Mark-to-Market Gain on Interest Rate Protection Agreements	1,115	—

Loss from Continuing Operations Before Equity in Net Income of Joint Ventures and Income Tax Benefit	(19,604)	(30,524)

Equity in Net Income of Joint Ventures (c)	29	3,302
Income Tax Benefit	1,816	2,508

Loss from Continuing Operations	(17,759)	(24,714)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $4,413 and $73,361 for the Three Months Ended March 31, 2009 and 2008, respectively) (d)	4,696	79,339
Benefit (Provision) for Income Taxes Allocable to Discontinued Operations (Including a Benefit (Provision) Allocable to Gain on Sale of Real Estate of $93 and $(247) for the Three Months Ended March 31, 2009 and 2008, respectively) (d)	106	(407)

(Loss) Income Before Gain on Sale of Real Estate	(12,957)	54,218

Gain on Sale of Real Estate	460	7,671
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(29)	(1,591)

Net (Loss) Income	(12,526)	60,298

Net Loss (Income) Attributable to the Noncontrolling Interest	1,982	(7,075)

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(10,544)	53,223

Preferred Dividends	(4,857)	(4,857)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(15,401)	$48,366

RECONCILIATION OF NET (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS TO FFO (e) AND FAD (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(15,401)	$48,366

Depreciation and Amortization of Real Estate	38,620	36,215
Depreciation and Amortization of Real Estate Included in Discontinued Operations	278	3,920
Noncontrolling Interest	(1,982)	7,075
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,822	1,838
Accumulated Depreciation/Amortization on Real Estate Sold	(3,139)	(41,932)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(724)
Non-NAREIT Compliant Economic Gains	(1,273)	(31,451)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(19)	(1,000)

Funds From Operations (NAREIT) (“FFO”) (e)	$18,906	$22,307

Restricted Stock Amortization	5,422	3,460
Amortization of Deferred Financing Costs	708	713
Depreciation of Corporate F,F&E	597	461
Non-NAREIT Compliant Economic Gains	1,273	31,451
Non-NAREIT Compliant Economic Gains from Joint Ventures	19	1,000
Mark-to-Market Gain on Interest Rate Protection Agreements	(1,115)	—
Non-Incremental Capital Expenditures	(4,586)	(6,805)
Straight-Line Rent	(1,882)	(2,006)

Funds Available for Distribution (“FAD”) (e)	$19,342	$50,581

FIRST INDUSTRIAL REALTY TRUST, INC. Selected Financial Data (In thousands, except for per share/unit) (Unaudited)

	Three Months Ended
		As Adjusted (a)
	March 31,	March 31,
	2009	2008
RECONCILIATION OF NET (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS TO EBITDA (e) AND NOI (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(15,401)	$48,366

Interest Expense	28,098	29,251
Restructuring Costs	4,744	—
Depreciation and Amortization of Real Estate	38,620	36,215
Depreciation and Amortization of Real Estate Included in Discontinued Operations	278	3,920
Preferred Dividends	4,857	4,857
Benefit for Income Taxes	(1,893)	(510)
Noncontrolling Interest	(1,982)	7,075
Amortization of Deferred Financing Costs	708	713
Depreciation of Corporate F,F&E	597	461
Depreciation and Amortization of Real Estate — Joint Ventures (c)	1,822	1,838
Mark-to-Market Gain on Interest Rate Protection Agreements	(1,115)	—
Accumulated Depreciation/Amortization on Real Estate Sold	(3,139)	(41,932)
Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (c)	—	(724)

EBITDA (e)	$56,194	$89,530

General and Administrative Expense	10,109	23,356
Non-NAREIT Compliant Economic Gains	(19)	(1,000)
Non-NAREIT Compliant Economic Gains from Joint Ventures (c)	(1,273)	(31,451)
NAREIT Compliant Economic Gains (e)	(461)	(7,649)
FFO of Joint Ventures (e)	(4,550)	(7,974)

Net Operating Income (“NOI”) (e)	$60,000	$64,812

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAINS (e)

Gain on Sale of Real Estate	460	7,671
Gain on Sale of Real Estate included in Discontinued Operations	4,413	73,361
Non-NAREIT Compliant Economic Gains	(1,273)	(31,451)
Accumulated Depreciation/Amortization on Real Estate Sold	(3,139)	(41,932)

NAREIT Compliant Economic Gains (e)	$461	$7,649

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	49,919	49,407
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	44,147	42,984

Per Share/Unit Data:
FFO (NAREIT)	$18,906	$22,307
Less: Allocation to Participating Securities	—	409

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$18,906	$21,898
- Basic/Diluted (f)	$0.38	$0.44

Loss from Continuing Operations Less Noncontrolling Interest and Preferred Dividends	$(19,653)	$(20,494)
Less: Allocation to Participating Securities	—	—

Loss from Continuing Operations Less Noncontrolling Interest and Preferred Dividends Available to Common Stockholders	$(19,653)	$(20,494)
- Basic/Diluted (f)	$(0.45)	$(0.48)

Net (Loss) Income Available	$(15,401)	$48,366
Less: Allocation to Participating Securities	—	1,016

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(15,401)	$47,350
- Basic/Diluted (f)	$(0.35)	$1.10

Dividends/Distributions	N/A	$0.72

FFO Payout Ratio	N/A	162.4%
FAD Payout Ratio	N/A	71.6%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,376,566	$3,261,115
Real Estate and Other Held For Sale, Net	16,669	48,795
Total Assets	3,212,339	3,265,442
Debt	2,077,726	1,967,219
Total Liabilities	2,236,805	2,168,552
Total Equity	$975,534	$1,096,890

a)	On January 1, 2009, the Company adopted FAS No. 141 (revised 2007), “Business Combinations” (“FAS 141R”). FAS 141R states direct costs of a business combination, such as transaction fees, due diligence costs and consulting fees no longer qualify to be capitalized as part of the business combination. Instead, these direct costs need to recognized as expense in the period in which they are incurred. Accordingly, the Company retroactively expensed these types of costs in 2008 related to pending operating property acquisitions. The impact on net income for the three months ended March 31, 2008 was to increase general and administrative expense by $67.

Additionally, on January 1, 2009, the Company adopted Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) that requires the liability and equity components of convertible debt instruments to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. FSP APB 14-1 requires that the value assigned to the debt component be the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount is then amortized over the period during which the debt is expected to be outstanding as additional non-cash interest expense. The impact on net income for the three months ended March 31, 2008 was to increase interest expense by $395 and decrease amortization of deferred financing fees by $10.

The impact of the adoption of FAS 141R and FSP APB 14-1 upon the balance sheet as of March 31, 2008 was to decrease total assets by $202, decrease total debt by $5,528 and increase total equity by $5,326.

Additionally, on January 1, 2009, the Company adopted Staff Position No. EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-06-1”). FSP EITF 03-06-1 requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. The impact on basic and diluted EPS for the three months ended March 31, 2008 was a decrease in EPS of $0.02. The Company has conformed the calculation of FFO and FAD with the calculation of EPS.

b)	Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, for the three months ended March 31, 2008, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell.

c)	Represents the Company’s share of net income, depreciation and amortization on real estate, accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests and Non-NAREIT Compliant Economic Gains.

d)	FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

e)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to First Industrial Realty Trust, Inc.’s common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold less non-NAREIT Compliant Economic Gains.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus NAREIT and Non-NAREIT Compliant Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company has adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2009, include all properties owned prior to January 1, 2008 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2008 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended March 31, 2009 and 2008, NOI was $60,000 and $64,812, respectively; NOI of properties not in the Same Store Pool was $9,493 and $10,095, respectively; the impact of straight-line rent and the amortization of above/below market rent was $274 and $2,711, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

f)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.